Supplemental Operating & Financial Data An S&P 500 Dividend Aristocrats® index member Q3 2025 Exhibit 99.2

Q3 2025 Supplemental Operating & Financial Data 2 Forward-Looking Statements September 30, 2025 FORWARD-LOOKING STATEMENTS This Supplemental Operating & Financial Data presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this presentation, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plans,” and similar expressions are intended to identify forward-looking statements. Forward- looking statements include discussions of our business and portfolio including management thereof; our platform; growth strategies, investment pipeline and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; operations and results; the announcement of operating results, strategy, plans, and the intentions of management; guidance; our share repurchase program; settlement of shares of common stock sold pursuant to forward sale confirmations under our ATM program; dividends, including the amount, timing and payments of dividends; and macroeconomic and other business trends, including interest rates and trends in the market for long-term leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in the real estate business including our clients' solvency, client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; and the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this presentation. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and operating results may differ materially from what is expressed or forecasted in this presentation and forecasts made in the forward-looking statements discussed in this presentation might not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Additional Information This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three and nine months ended September 30, 2025 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on November 3, 2025) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data presentation. Third-party logos or references included herein are provided for illustrative purposes only. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective owners. Table of Contents ↪

5 Table of Contents Highlights 4 Corporate Overview 6 Highlights 12 Summary Financial Information Financial Summary 14 Consolidated Statements of Income 15 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 16 Adjusted Funds From Operations (AFFO) 18 Consolidated Balance Sheets 19 Capitalization & Financial Ratios 20 Debt Summary 21 Debt Summary by Currency 22 Debt Maturities 23 Adjusted EBITDAre & Coverage Ratios 24 Debt Covenants Transaction Summary 25 Investment Summary 27 Disposition Summary 28 Development Activity Real Estate Portfolio Summary 29 Client Diversification 30 Investment Grade Clients 31 Top 20 Industries 32 Geographic Diversification 33 Property Type Composition Operations 34 Same Store Rental Revenue 36 Leasing Activity 37 Lease Expirations Earnings Guidance 38 Earnings Guidance Analyst Coverage 39 Analyst Coverage Glossary 40 Glossary Appendix 43 Appendix Q3 2025 Supplemental Operating & Financial Data 3

Corporate Overview

CORPORATE PROFILE

Realty Income (NYSE: O), an S&P 500 company, is *real estate partner to the world's leading companies*® . Founded in 1969, we serve our clients as a full-service real estate capital provider. As of September 30, 2025, we have a portfolio of over 15,500 properties in all 50 U.S. states, the U.K., and seven other countries in Europe. We are known as "The Monthly Dividend Company® " and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 664 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 30 consecutive years. Additional information about the company can be found at www.realtyincome.com.

Corporate Headquarters
11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

London Office
3 St James's Square
London, United Kingdom SW1Y 4JU

Phoenix Office
2801 E. Camelback Rd., Suite 160
Phoenix, AZ 85016

Amsterdam Office
Eduard van Beinumstraat 8
Amsterdam, Netherlands 1077 CZ

ONE TEAM SENIOR MANAGEMENT

Neil M. Abraham
EVP, Chief Strategy Officer and President, Realty Income International

Michelle Bushore
EVP, Chief Legal Officer, General Counsel and Secretary

Mark E. Hagan
EVP, Chief Investment Officer

Shannon Kehle
EVP, Chief People Officer

Jonathan Pong
EVP, Chief Financial Officer and Treasurer

Sumit Roy
President, Chief Executive Officer

Gregory J. Whyte
EVP, Chief Operating Officer

CREDIT RATINGS

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

DIVIDEND INFORMATION AS OF OCTOBER 2025

$3.234
current annualized dividend per share

4.2%
compound annual growth rate of dividend since NYSE listing

664
consecutive monthly dividends declared

112
consecutive quarterly dividend increases

REALTY INCOME

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Q3 2025 Supplemental Operating & Financial Data 5 98.7%(4) occupancy Corporate Overview As of September 30, 2025 (1) Based on Annualized Base Rent. 2.4% of Annualized Base Rent is from other property types. Annualized Base Rent is a supplemental operating measure. Please see the Glossary for our definition of Annualized Base Rent and an explanation of how we utilize this metric. (2) Annualized Base Rent includes 1.0% of rent from clients accounted for on a cash basis. Please see the Glossary for our definition of Annualized Base Rent. (3) Enterprise value is total market value less cash and cash equivalents. (4) Excludes properties with ancillary leases, such as cell towers and billboards, and properties with possession pending. Includes properties owned by unconsolidated joint ventures. 15,542 properties 349 million square feet leasable space 1,647 clients 92 industries $5.2B(2) Annualized Base Rent $85B(3) enterprise value 8.9 years weighted average remaining lease term 79.8% retail 14.7% industrial 3.1% gaming Geographies Included in Realty Income's Portfolio Property Type(1) Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 6 Highlights Financial Overview (in USD) Net Income per Share (Diluted) $0.30 $0.23 $0.28 $0.22 $0.35 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Net Debt to Annualized Pro Forma Adjusted EBITDAre 5.4x 5.4x 5.4x 5.5x 5.4x Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 AFFO per Share (Diluted) $1.05 $1.05 $1.06 $1.05 $1.08 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 (1) AFFO, Net Debt to Annualized Pro Forma Adjusted EBITDAre and Total Operational Return are non-GAAP financial measures. Please see the Glossary for our definitions and an explanation of how we utilize these metrics. Please refer to the Appendix for historical reconciliations. (1) Table of Contents ↪ (1) Total Operational Return 13.8% 13.3% 6.8% 10.2% 7.6% 5.9% 9.2% 2.0% 4.8% 1.6% 7.9% 4.1% 4.8% 5.4% 6.0% AFFO/share growth Dividend returns 2021 2022 2023 2024 YTD 2025 Dividend yield AFFO/share growth (1) Current year Current year dividend yield AFFO/share growth

Q3 2025 Supplemental Operating & Financial Data 7 Highlights (Continued) Portfolio Overview (USD in millions) Number of Properties 11,136 12,237 13,458 15,621 15,542 10,963 11,966 13,007 15,099 14,970 Domestic International Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q3 2025 Occupancy (by number of properties) 98.5% 99.0% 98.6% 98.7% 98.7% Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q3 2025 Number of Clients 1,040 1,240 1,326 1,565 1,647 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q3 2025 (1) Please see the Glossary for our definition of Gross Asset Value. (2) Excludes properties with ancillary leases, such as cell towers and billboards, and properties with possession pending. Includes properties owned by unconsolidated joint ventures. (2) Table of Contents ↪ Gross Asset Value $47,087 $54,577 $63,851 $76,216 $79,739 $42,641 $48,155 $53,673 $64,355 $63,994 $4,056 $5,684 $8,415 $9,917 $12,475 Domestic U.K. Europe Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q3 2025 (1) International Current quarter Domestic Continental Europe U.K. Current quarter DomesticDomestic Current quarter International Domestic Current quarter Continental Europe Current quarter U.K. $3,270 572522 $390 $738 $1,763 $1,944 173 271 451

Q3 2025 Supplemental Operating & Financial Data 8 Highlights (Continued) Operational Metrics Adjusted EBITDA Margin (Adjusted EBITDA as % of total revenue) 93.6% 94.3% 95.1% 94.9% 94.7% 2021 2022 2023 2024 YTD 2025 Cash G&A Margin (Cash G&A as % of total revenue) 4.1% 3.7% 3.1% 2.9% 3.2% 2021 2022 2023 2024 YTD 2025 Property Expenses Margin (non-reimbursements) (as % of total revenue) 1.5% 1.3% 1.1% 1.5% 1.6% 2021 2022 2023 2024 YTD 2025 (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. Please refer to the Appendix for historical reconciliations. (2) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs. (3) Total revenue excluding client reimbursements. (2)(3) (3) Table of Contents ↪ (1)(3) Leasing Recapture Rates 103.4% 105.9% 104.1% 105.6% 103.5% 2021 2022 2023 2024 YTD 2025

Q3 2025 Supplemental Operating & Financial Data 9 Highlights (Continued) Company Metrics (in USD) Annualized Dividends Declared Per Share $2.958 $2.982 $3.078 $3.168 $3.234 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q3 2025 Annualized Dividend Yield 4.1% 4.7% 5.4% 5.9% 5.3% Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q3 2025 Table of Contents ↪ Same Store Rental Revenue Growth 2.8% 1.8% 1.9% 0.5% 1.3% 2021 2022 2023 2024 YTD 2025 Net Debt to Total Enterprise Value 26.1% 29.7% 33.6% 35.9% 34.0% Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q3 2025 (1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. (1)

Q3 2025 Supplemental Operating & Financial Data 10 Highlights (Continued) Capital Deployment – Investment Activity (USD in millions) Real Estate Acquisitions $6,168 $8,187 $7,184 $2,475 $2,727 2021 2022 2023 2024 YTD 2025 Development Investments $243 $808 $1,497 $757 $373 Domestic International 2021 2022 2023 2024 YTD 2025 Other Investments $3,000 $— $858 $2,132 $807 Domestic International M&A 2021 2022 2023 2024 YTD 2025 (1) Table of Contents ↪ International Domestic Current Year International Current Year Domestic Mergers Total Investments $8,995 $9,539 $11,864 $3,907 Domestic International U.S. Core Fund M&A 2021 2022 2023 2024 YTD 2025 (2) (2) $17,876 $10,600 $24,287 International Domestic Current Year U.S. Private Current Year International Current Year Domestic Fund Business International Domestic Current Year International Current Year Domestic 3, 32 (1) Other investments includes credit investments, which commenced in 2023. (2) Other investments for the year ended December 31, 2021 includes the $17.9 billion total purchase price, inclusive of debt assumed, related to the business combination with VEREIT, Inc ("VEREIT") and for the year ended December 31, 2024 includes the approximately $10.0 billion total purchase price, inclusive of debt assumed, related to the merger with Spirit Realty Capital, Inc. ("Spirit"). International Domestic Current Year International Current Year Domestic Mergers Current Year U.S. Private Fund Business

Q3 2025 Supplemental Operating & Financial Data 11 Highlights (Continued) Capital Deployment – Initial Weighted Average Cash Yields(1) Other Investments —% —% 8.7% 8.9% 8.9% 2021 2022 2023 2024 YTD 2025 Real Estate Acquisitions 5.5% 6.0% 7.0% 7.0% 7.1% 2021 2022 2023 2024 YTD 2025 Development Investments 6.0% 5.3% 6.8% 7.4% 7.4% 2021 2022 2023 2024 YTD 2025 Total Investments 5.5% 5.9% 7.1% 7.4% 7.5% 2021 2022 2023 2024 YTD 2025 (1) Initial Weighted Average Cash Yield is a supplemental operating measure. Please see the Glossary for our definition of Initial Weighted Average Cash Yield. (2) The Initial Weighted Average Cash Yield for other investments includes credit investments, which commenced in 2023, and excludes properties assumed in connection with our mergers with VEREIT in 2021 and Spirit in 2024. (2) Table of Contents ↪

Summary Financial Information

(USD in millions)

	Three Months Ended								
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Capital Deployment									
Investment Activity									
Real estate acquisitions	$ 830	$ 871	$ 1,026	$ 1,316	$ 594	$ 246	$ 319	$ 1,284	$ 1,703
Development investments	$ 149	$ 78	$ 146	$ 150	$ 146	$ 182	$ 279	$ 587	$ 340
Other investments[1]	$ 384	$ 222	$ 201	$ 254	$ —	$ 378	$ 9,968	$ 858	$ —
Total investment activity	$ 1,363	$ 1,171	$ 1,373	$ 1,720	$ 740	$ 806	$ 10,566	$ 2,729	$ 2,043
Initial Weighted Average Cash Yields[2]									
Real estate acquisitions	7.1 %	7.1 %	7.0 %	6.5 %	7.4 %	7.9 %	8.2 %	7.1 %	6.9 %
Development investments	7.4 %	7.3 %	7.3 %	7.6 %	7.5 %	7.3 %	7.3 %	6.9 %	6.9 %
Other investments[3]	9.0 %	7.5 %	10.2 %	10.1 %	N/A	8.1 %	N/A	8.7 %	N/A
Total investments	7.7 %	7.2 %	7.5 %	7.1 %	7.4 %	7.9 %	7.8 %	7.6 %	6.9 %
Operations Overview									
Adjusted EBITDA margin (Adjusted EBITDA as % of total revenue)[4]	94.3 %	94.8 %	95.1 %	94.5 %	95.2 %	94.9 %	95.2 %	94.6 %	95.4 %
Cash G&A margin (Cash G&A as % of total revenue)[4][5]	3.4 %	3.1 %	2.9 %	3.1 %	2.8 %	3.0 %	2.7 %	3.2 %	3.0 %
Property expenses (non-reimbursements)(% of total revenue)[4]	1.7 %	1.5 %	1.5 %	1.6 %	1.4 %	1.5 %	1.4 %	1.6 %	1.0 %
Leasing recapture rates	103.5 %	103.4 %	103.9 %	107.4 %	105.0 %	105.7 %	104.3 %	103.6 %	106.9 %
Same Store Rental Revenue growth (percent)[6]	1.3 %	1.1 %	1.3 %	0.8 %	0.2 %	0.2 %	0.8 %	2.6 %	2.2 %
Cash basis bad debt reserves (reversals)[7]	$ 4.0	$ 10.9	$ 6.2	$ 8.1	$ 7.0	$ 8.0	$ 1.2	$ 2.5	$ (2.6)
Lease termination income	$ 27.3	$ 1.8	$ 0.9	$ 2.8	$ 0.3	$ 13.0	$ 0.1	$ 0.5	$ 0.1

(1) Other investments for the three months ended March 31, 2024 includes the approximately $10.0 billion total purchase price, inclusive of debt assumed, related to the merger with Spirit.

(2) Initial Weighted Average Cash Yield is a supplemental operating measure. Please see the Glossary for our definition of Initial Weighted Average Cash Yield.

(3) Initial Weighted Average Cash Yield for other investments includes credit investments, which commenced in 2023, and excludes properties assumed in connection with our merger with Spirit.

(4) Total revenue excluding client reimbursements. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(5) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(6) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.

(7) Represents reserves to rental revenues, exclusive of non-cash reserves.

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Summary Financial Information (Continued)

(USD in millions)

	As of								
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Portfolio Highlights									
Gross Asset Value[8]									
Domestic	$ 63,994	$ 64,396	$ 64,339	$ 64,355	$ 63,571	$ 63,778	$ 64,357	$ 53,673	$ 52,318
U.K.	$ 12,475	$ 11,978	$ 10,846	$ 9,917	$ 10,057	$ 9,174	$ 8,684	$ 8,415	$ 7,903
Continental Europe	$ 3,270	$ 3,194	$ 2,331	$ 1,944	$ 1,907	$ 1,803	$ 1,680	$ 1,763	$ 897
Total Gross Asset Value	$ 79,739	$ 79,568	$ 77,516	$ 76,216	$ 75,535	$ 74,755	$ 74,721	$ 63,851	$ 61,118
Number of properties	15,542	15,606	15,627	15,621	15,457	15,450	15,485	13,458	13,282
Occupancy - by number of properties[9]	98.7 %	98.6 %	98.5 %	98.7 %	98.7 %	98.8 %	98.6 %	98.6 %	98.8 %
Number of clients	1,647	1,630	1,598	1,565	1,552	1,551	1,552	1,326	1,324
Leverage Metrics									
Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre[10]	5.4x	5.5x	5.4x	5.4x	5.4x	5.3x	5.5x	5.5x	5.2x
Net Debt to Total Enterprise Value	34.0 %	35.1 %	34.5 %	35.9 %	32.4 %	35.9 %	35.1 %	33.6 %	35.6 %
Debt Covenant Metrics									
Pro-rata debt to Gross Asset Value	36.8 %	36.9 %	36.1 %	35.6 %	35.9 %	35.3 %	35.1 %	34.7 %	33.4 %
Limitation on incurrence of total debt[11]	41.9 %	42.0 %	41.4 %	41.1 %	41.5 %	41.0 %	41.0 %	39.7 %	39.7 %
Limitation on incurrence of secured debt[11]	0.2 %	0.2 %	0.2 %	0.3 %	0.4 %	0.4 %	0.4 %	1.6 %	1.7 %
Debt service and fixed charge coverage (trailing 12 months)[11][12]	4.6x	4.5x	4.7x	4.7x	4.6x	4.7x	4.5x	4.7x	4.5x
Maintenance of total unencumbered assets[11]	239.5 %	238.7 %	242.2 %	244.5 %	239.9 %	242.9 %	242.5 %	257.9 %	257.6 %

(8) Please see the Glossary for our definition of Gross Asset Value.

(9) Excludes properties with ancillary leases, such as cell towers and billboards and properties with possession pending. Includes properties owned by unconsolidated joint ventures.

(10) Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(11) Represents key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations are not based on U.S. GAAP measurements. See "Debt Covenants" page for further detail.

(12) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on the first day of such four-quarter period, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first date of the four-quarter period nor does it purport to reflect our debt service coverage ratio for any future period. See "Debt Covenants" page for further detail.

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Q3 2025 Supplemental Operating & Financial Data 14 Three months ended September 30, Nine months ended September 30, 2025 2024 2025 2024 ($) ($) ($) ($) REVENUE   Rental (including reimbursements) 1,386,502 1,271,153 4,037,747 3,764,050 Other 84,050 59,762 223,688 166,793 Total revenue 1,470,552 1,330,915 4,261,435 3,930,843 EXPENSES Depreciation and amortization 631,981 602,339 1,888,765 1,788,973 Interest 294,482 261,261 846,680 748,806 Property (including reimbursements) 106,621 92,154 320,724 281,366 General and administrative 55,039 41,869 148,412 127,781 Provisions for impairment 86,972 96,920 346,924 282,867 Merger, transaction, and other costs, net 13,343 8,610 13,953 105,468 Total expenses 1,188,438 1,103,153 3,565,458 3,335,261 Gain on sales of real estate 49,107 50,563 110,210 92,290 Foreign currency and derivative (loss) gain, net (2,818) (1,672) (9,751) 2,885 Equity in earnings of unconsolidated entities 3,080 5,087 10,706 5,440 Other income, net 10,015 4,739 24,551 16,293 Income before income taxes 341,498 286,479 831,693 712,490 Income taxes (23,824) (15,355) (63,546) (46,499) Net income 317,674 271,124 768,147 665,991 Net income attributable to noncontrolling interests (1,903) (1,639) (5,642) (4,831) Net income attributable to the Company 315,771 269,485 762,505 661,160 Preferred stock dividends — (2,588) — (7,763) Excess of redemption value over carrying value of preferred shares redeemed — (5,116) — (5,116) Net income available to common stockholders 315,771 261,781 762,505 648,281 Net income available to common stockholders per common share, basic and diluted 0.35 0.30 0.84 0.75 Consolidated Statements of Income (USD in thousands, except per share amounts) (unaudited) Supplementary Information Three months ended September 30, Nine months ended September 30, 2025 ($) 2024 ($) 2025 ($) 2024 ($) Total revenue (excluding reimbursements) 1,388,035 1,256,567 4,004,116 3,703,213 Reserves to rental revenue (excluding non-cash reserves) 4,005 6,966 21,063 16,182 Lease termination income 27,266 338 30,034 13,469 Property expenses (excluding reimbursements) 24,104 17,806 63,405 53,736 Table of Contents ↪

FFO and Normalized FFO[1]

(USD and shares in thousands, except per share amounts) (unaudited)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

	Three months ended September 30,		Nine months ended September 30,	
	2025 ($)	2024 ($)	2025 ($)	2024 ($)
Net income available to common stockholders	315,771	261,781	762,505	648,281
Depreciation and amortization	631,981	602,339	1,888,765	1,788,973
Depreciation of furniture, fixtures and equipment	(711)	(672)	(1,853)	(1,905)
Provisions for impairment of real estate	75,391	33,151	315,063	208,552
Gain on sales of real estate	(49,107)	(50,563)	(110,210)	(92,290)
Proportionate share of adjustments for unconsolidated entities	9,003	9,652	24,343	20,706
FFO adjustments allocable to noncontrolling interests	(1,278)	(762)	(4,160)	(2,575)
FFO available to common stockholders	**981,050**	**854,926**	**2,874,453**	**2,569,742**
FFO allocable to dilutive noncontrolling interests	2,346	1,467	7,188	4,402
Diluted FFO	**983,396**	**856,393**	**2,881,641**	**2,574,144**
FFO available to common stockholders	981,050	854,926	2,874,453	2,569,742
Merger, transaction, and other costs, net[2]	13,343	8,610	13,953	105,468
Normalized FFO available to common stockholders	**994,393**	**863,536**	**2,888,406**	**2,675,210**
Normalized FFO allocable to dilutive noncontrolling interests	2,346	1,467	7,188	4,402
Diluted Normalized FFO	**996,739**	**865,003**	**2,895,594**	**2,679,612**
FFO per common share, basic and diluted	1.07	0.98	3.18	2.99
Normalized FFO per common share:				
Basic	1.09	0.99	3.20	3.12
Diluted	1.09	0.99	3.19	3.11
Distributions paid to common stockholders	737,859	687,144	2,177,133	1,999,858
FFO after distributions	243,191	167,782	697,320	569,884
Normalized FFO after distributions	256,534	176,392	711,273	675,352
Weighted average number of common shares used for FFO and Normalized FFO:				
Basic	913,949	870,665	902,935	858,679
Diluted	917,869	873,974	906,692	861,300

(1) FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize metrics.

(2) During the three and nine months ended September 30, 2025, we incurred $13.3 million and $14.0 million, respectively, of merger, transaction, and other costs, consisting primarily of placement fees incurred in fundraising for the U.S. Private Fund Business (the "Fund").

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AFFO(1)

(USD and shares in thousands, except per share amounts) (unaudited)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations. Refer to the next page for footnotes.

	Three months ended September 30,		Nine months ended September 30,	
	2025	2024	2025	2024
	($)	($)	($)	($)
Net income available to common stockholders	315,771	261,781	762,505	648,281
Cumulative adjustments to calculate Normalized FFO(2)	678,622	601,755	2,125,901	2,026,929
Normalized FFO available to common stockholders	**994,393**	**863,536**	**2,888,406**	**2,675,210**
Debt-related non-cash items:				
Amortization of net debt discounts and deferred financing costs	9,138	4,861	24,028	9,861
Amortization of acquired interest rate swap value(3)	2,251	3,711	9,517	10,225
Capital expenditures from operating properties:				
Leasing costs and commissions	(1,754)	(2,841)	(4,619)	(5,897)
Recurring capital expenditures	(42)	(151)	(282)	(203)
Other non-cash items:				
Non-cash change in allowance for credit losses	11,581	63,769	31,861	74,315
Amortization of share-based compensation	7,719	6,401	21,728	22,920
Straight-line rent and expenses, net	(43,474)	(43,930)	(117,512)	(136,377)
Amortization of above and below-market leases, net	10,462	12,973	32,075	41,053
Deferred tax expense	3,829	—	4,138	—
Proportionate share of adjustments for unconsolidated entities	(650)	(2,152)	(2,291)	(1,770)
Excess of redemption value over carrying value of preferred shares redeemed	—	5,116	—	5,116
Other adjustments(4)	(1,465)	4,279	2,146	5,064
AFFO available to common stockholders	**991,988**	**915,572**	**2,889,195**	**2,699,517**
AFFO allocable to dilutive noncontrolling interests	2,331	1,467	7,133	4,413
Diluted AFFO	**994,319**	**917,039**	**2,896,328**	**2,703,930**
AFFO per common share:				
Basic	1.09	1.05	3.20	3.14
Diluted	1.08	1.05	3.19	3.14
Distributions paid to common stockholders	737,859	687,144	2,177,133	1,999,858
AFFO after distributions	254,129	228,428	712,062	699,659
Weighted average number of common shares used for AFFO:				
Basic	913,949	870,665	902,935	858,679
Diluted	917,869	873,974	906,692	861,300

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 16

Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 17 (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Refer to the reconciling items for Normalized FFO presented on the "FFO and Normalized FFO" page. (3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit. (4) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests. AFFO(1) (Continued) (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 18 September 30, 2025 December 31, 2024 ($) ($) ASSETS Real estate held for investment, at cost: Land 18,126,781 17,320,520 Buildings and improvements 42,921,102 40,974,535 Total real estate held for investment, at cost 61,047,883 58,295,055 Less accumulated depreciation and amortization (8,460,230) (7,381,083) Real estate held for investment, net 52,587,653 50,913,972 Real estate and lease intangibles held for sale, net 174,996 94,979 Cash and cash equivalents 417,173 444,962 Accounts receivable, net 1,006,716 877,668 Lease intangible assets, net 5,858,799 6,322,992 Goodwill 4,932,199 4,932,199 Investment in unconsolidated entities 1,234,092 1,229,699 Other assets, net 5,067,354 4,018,568 Total assets 71,278,982 68,835,039 LIABILITIES AND EQUITY Distributions payable 250,611 238,045 Accounts payable and accrued expenses 930,260 759,416 Lease intangible liabilities, net 1,528,256 1,635,770 Other liabilities 937,877 923,128 Revolving credit facilities and commercial paper 1,915,492 1,130,201 Term loans, net 1,636,711 2,358,417 Mortgages payable, net 38,091 80,784 Notes payable, net 24,781,463 22,657,592 Total liabilities 32,018,761 29,783,353 Stockholders’ equity:     Common stock and paid in capital, par value $0.01 per share, 1,300,000 shares authorized, 919,893 and 891,511 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively 49,034,023 47,451,068 Distributions in excess of net income (10,075,749) (8,648,559) Accumulated other comprehensive income 92,323 38,229 Total stockholders’ equity 39,050,597 38,840,738 Noncontrolling interests 209,624 210,948 Total equity 39,260,221 39,051,686 Total liabilities and equity 71,278,982 68,835,039 Consolidated Balance Sheets (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Capitalization & Financial Ratios

as of September 30, 2025 (USD in millions and shares in thousands, except per share data)

Capitalization

Debt	Consolidated Principal ($)	Total at Pro-Rata Share[1] ($)
Senior Unsecured Notes and Bonds	25,087.2	25,087.2
Unsecured Term Loans	1,637.4	1,637.4
Revolvers and Commercial Paper	1,915.5	1,915.5
Mortgages Payable	38.3	697.5
Subtotal	**28,678.4**	**29,337.6**

Equity	Shares/Units	Stock Price ($)	Market Value ($)
Common Stock[2]	919,893	60.79	55,920.3
Common Units[3]	2,682	60.79	163.0
Subtotal			**56,083.3**
Total Market Value			**85,420.9**

Liquidity[4]

Cash and Cash Equivalents	$	417.2
Availability under credit facilities[5]		2,675.9
Unsettled ATM Forwards		864.2
Less: Commercial Paper Borrowings		(469.4)
Total	**$**	**3,487.9**

Dividend Data

		YTD 2025		YTD 2024	Year-Over-Year Growth Rate (%)
Common Dividend Paid per Share	$	2.4085	$	2.3350	3.1
AFFO per Share (diluted)	$	3.19	$	3.14	1.6
AFFO Payout Ratio		75.5 %		74.4 %	

Foreign Currency Exposure



$85,421
Non-USD, 12.7%
USD, 87.3%
$29,338
Non-USD, 37.0%
USD, 63.0%
$56,083
USD, 100%
Total Market Value
Pro-Rata Debt
Equity

Enterprise Value[6]



Total Market Value: $85,421
Equity $56,083
Pro-Rata Debt $29,338
Cash and Cash Equivalents $(417)
Total Enterprise Value: $85,004

(1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information.

(2) As of November 3, 2025, ATM forward agreements for a total of 17.7 million shares remain unsettled with total expected net proceeds of approximately $1.0 billion (assuming full physical settlement of all outstanding shares of common stock, subject to forward sale agreements and certain assumptions made with respect to settlement dates).

(3) Consists of common units issued by Realty Income Limited Partnership and held by third parties.

(4) We use our unsecured revolvers as a liquidity backstop for the repayment of the notes issued under our commercial paper programs.

(5) As of September 30, 2025, our availability under the credit facilities is provided through the Realty Income revolving credit facilities ("RI Credit Facilities") with a total capacity of $4.0 billion.

(6) Total enterprise value is total market value less cash and cash equivalents.

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 19

Table of Contents

Debt Summary

as of September 30, 2025 (USD in millions)

	Maturity Dates	Consolidated Debt Principal ($)	Pro-Rata Share[1] Total Debt Principal ($)	Pro-Rata Share[1] End of Period Interest Rate[2] (%)	Pro-Rata Share[1] Weighted Average Years To Maturity
Senior Unsecured Notes and Bonds					
49 series of senior unsecured notes and bonds	2025 - 2054	25,087.2	25,087.2	3.85	6.2
Unsecured Term Loans					
Term Loans	2026 - 2027	1,637.4	1,637.4	4.36	0.8
Revolvers and Commercial Paper					
RI Credit Facilities [3]	2027 - 2029	1,324.1	1,324.1	4.64	2.1
Fund Credit Facilities [3]	2029	122.0	122.0	5.54	3.6
Commercial Paper [4]	2025	469.4	469.4	3.13	0.1
Mortgages Payable					
9 mortgages on 15 properties [5]	2026 - 2030	38.3	697.5	3.73	4.1
	Total Debt Principal	**28,678.4**	**29,337.6**	**3.91**	**5.5**
	Unamortized net discounts and deferred financing costs	**(306.6)**	**(384.3)**		
	Total Debt, Net	**28,371.8**	**28,953.3**		
	Total Fixed Rate Debt Principal	**26,762.9**	**27,422.1**		
	Total Variable Rate Debt Principal	**1,915.5**	**1,915.5**		
	Total Fixed Rate Debt Percentage	**93.3 %**	**93.5 %**		
	Total Variable Rate Debt Percentage	**6.7 %**	**6.5 %**		

(1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information.

(2) Calculated as the weighted average interest rate as of September 30, 2025. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

(3) As of September 30, 2025, our unsecured credit facilities totaled $5.38 billion, consisting of the RI Credit Facilities with a total capacity of $4.0 billion, bifurcated into two $2.0 billion tranches, and the Fund Credit Facilities, which included a $1.0 billion revolving credit facility and a $380.0 million delayed draw term loan.

(4) As of September 30, 2025, we have a USD-denominated unsecured commercial paper program, under which we may issue unsecured commercial paper notes up to a maximum aggregate amount outstanding of $1.5 billion, and a EUR-denominated unsecured commercial paper program, which permits us to issue additional unsecured commercial notes up to a maximum aggregate amount of $1.5 billion (or foreign currency equivalent).

(5) Includes the Pro-Rata Share of a mortgage on an unconsolidated joint venture.

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 20

Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 21 Debt Summary by Currency as of September 30, 2025 (USD in millions) Pro-Rata Share(1) Currency Revolvers and Commercial Paper ($) Unsecured Term Loans ($) Mortgages Payable ($) Senior Unsecured Notes and Bonds ($) Proportionate Share of Joint Venture Debt(1) ($) Total Debt Principal ($) End of Period Interest Rate(2) (%) USD 332.0 590.0 38.3 16,873.5 659.2 18,493.0 3.93 EUR 295.8 99.8 — 2,816.8 — 3,212.4 4.05 GBP 1,287.7 947.6 — 5,396.9 — 7,632.2 3.80 Total 1,915.5 1,637.4 38.3 25,087.2 659.2 29,337.6 3.91 (1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information. (2) Calculated as the weighted average interest rate as of September 30, 2025. The weighted average interest rates reflect the effective fixed rate debt for floating rate debt that is fixed through interest rate swaps. 11.0% EUR 26.0% GBP 63.0% USD Pro-Rata Debt by Currency as of September 30, 2025 Table of Contents ↪

Debt Maturities

as of September 30, 2025 (USD in millions)

	Consolidated Fixed Rate Debt				Consolidated Variable Rate Debt				Proportionate Share of Joint Venture Fixed Rate Debt[1]	Pro-Rata Share[1]	End of Period Interest Rate[2]	
Year Principal Due	Unsecured Term Loans ($)	Mortgages Payable ($)	Senior Unsecured Notes and Bonds ($)	Subtotal ($)	RI Credit Facilities ($)	Fund Credit Facilities ($)	Commercial Paper ($)	Total Consolidated Debt Principal ($)	Mortgages Payable ($)	Total Debt Principal ($)	Fixed Rate Debt (%)	Variable Rate Debt (%)
2025	—	0.4	550.0	550.4	—	—	469.4	1,019.8	—	1,019.8	4.63	3.13
2026	1,137.4	12.0	2,375.0	3,524.4	—	—	—	3,524.4	—	3,524.4	4.33	—
2027	500.0	22.3	2,373.6	2,895.9	978.6	—	—	3,874.5	—	3,874.5	2.80	4.69
2028	—	1.3	2,499.8	2,501.1	—	—	—	2,501.1	—	2,501.1	3.19	—
2029	—	1.3	2,419.8	2,421.1	345.5	122.0	—	2,888.6	659.2	3,547.8	3.89	4.75
Thereafter	—	1.0	14,869.0	14,870.0	—	—	—	14,870.0	—	14,870.0	4.07	—
Total	**1,637.4**	**38.3**	**25,087.2**	**26,762.9**	**1,324.1**	**122.0**	**469.4**	**28,678.4**	**659.2**	**29,337.6**	**3.88**	**4.32**

(1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information.

(2) Calculated as the weighted average interest rate as of September 30, 2025. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 22

Table of Contents

Adjusted EBITDA*re* & Coverage Ratios

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA*re* AND PRO FORMA ADJUSTED EBITDA*re*[1]

		Three months ended September 30, 2025
Net income	$	317,674
Interest		294,482
Income taxes		23,824
Depreciation and amortization		631,981
Provisions for impairment		86,972
Merger, transaction, and other costs, net		13,343
Gain on sales of real estate		(49,107)
Foreign currency and derivative loss, net		2,818
Proportionate share of adjustments from unconsolidated entities		19,692
Quarterly Adjusted EBITDA*re*	**$**	**1,341,679**
Annualized Adjusted EBITDA*re*	$	5,366,716
Annualized Pro Forma Adjustments[2]		17,724
Annualized Pro Forma Adjusted EBITDA*re*	**$**	**5,384,440**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net discounts	$	28,678,459
Proportionate share of unconsolidated entities debt, excluding deferred financing costs		659,190
Less: Cash and cash equivalents		(417,173)
Net Debt	**$**	**28,920,476**
Net Debt/Annualized Adjusted EBITDA*re*		5.4x
Net Debt/Annualized Pro Forma Adjusted EBITDA*re*		5.4x

DEBT SERVICE & FIXED CHARGE COVERAGE



4.6x
4.7x
4.7x
4.5x
4.6x
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

(1) Adjusted EBITDA*re*, Annualized Adjusted EBITDA*re*, Pro Forma Adjusted EBITDA*re*, Annualized Pro Forma Adjusted EBITDA*re*, Net Debt/Annualized Adjusted EBITDA*re*, and Net Debt/Annualized Pro Forma Adjusted EBITDA*re* are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDA*re* from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDA*re* from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDA*re* on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized Pro Forma Adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes. The Annualized Pro Forma Adjustments consist of $57 million from investments we acquired or stabilized during the quarter and removes $39 million from investments we disposed of during the quarter.

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 23

Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 24 Required Actuals In Compliance Limitation on incurrence of total debt ≤ 60% of adjusted assets 41.9% ✓ Limitation on incurrence of secured debt ≤ 40% of adjusted assets 0.2% ✓ Debt service and fixed charge coverage (trailing 12 months)(1) ≥ 1.5x 4.6x ✓ Maintenance of total unencumbered assets ≥ 150% of unsecured debt 239.5% ✓ (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first day of four-quarter period, nor does it purport to reflect our debt service coverage ratio for any future period. Debt Covenants As of September 30, 2025 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance.  Table of Contents ↪

Investment Summary

(USD in millions)

Refer to the next page for footnotes.

	Q3 2025				YTD 2025			
	Investment ($)	Pro-Rata Share [1] ($)	Weighted Average Term (Years)	Number of Properties	Investment ($)	Pro-Rata Share [1] ($)	Weighted Average Term (Years)	Number of Properties
Acquisitions								
U.S. wholly-owned	200.0	200.0	12.2	47	623.2	623.2	15.3	105
U.S. Private Fund Business	80.1	80.1	16.2	3	80.1	80.1	16.2	3
Europe wholly-owned	550.2	550.2	10.0	15	2,024.0	2,024.0	8.6	46
Total real estate acquisitions	**830.3**	**830.3**	**11.1**	**65**	**2,727.3**	**2,727.3**	**10.3**	**154**
Initial weighted average cash yield[2]		**7.1 %**				**7.1 %**		
Real estate properties under development								
U.S. wholly-owned	86.1	86.1	15.8	44	213.7	213.7	16.6	81
Europe wholly-owned	19.3	19.3	15.0	4	32.8	32.8	15.5	7
Non-wholly owned[3]	43.6	42.9	14.0	10	126.1	123.8	11.9	10
Total real estate properties under development	**149.0**	**148.3**	**15.2**	**58**	**372.6**	**370.3**	**14.9**	**98**
Initial weighted average cash yield[2]		**7.4 %**				**7.4 %**		
Other investments								
U.S. wholly-owned[4]	—	—	—	—	200.9	200.9	3.8	—
Europe wholly-owned[5]	384.2	384.2	3.9	—	606.5	606.5	4.1	—
Total other investments	**384.2**	**384.2**	**3.9**	**—**	**807.4**	**807.4**	**4.0**	**—**
Initial weighted average cash yield[2]		**9.0 %**				**8.9 %**		
Total investments	**1,363.5**	**1,362.8**	**9.2**	**123**	**3,907.3**	**3,905.0**	**9.2**	**252**
Initial weighted average cash yield[2]		**7.7 %**				**7.5 %**		
Supplementary Information								
Total U.S. volume		380.0				1,141.5		
Initial weighted average cash yield[2]		7.0 %				7.6 %		
Total Europe volume		982.8				2,763.5		
Initial weighted average cash yield[2]		8.0 %				7.4 %		
Investment Grade Clients[6]		27 %				26 %		

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 25

Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 26 Investment Summary (Continued) (USD in millions) Table of Contents ↪ (1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information. (2) Initial Weighted Average Cash Yield is a supplemental operating measure. Total cash income used in the calculation of Initial Weighted Average Cash Yield for investments for the three and nine months ended September 30, 2025 includes $0.1 million and $3.6 million, respectively, received as settlement credits as reimbursement of free rent periods. Please see the Glossary for our definition of Initial Weighted Average Cash Yield and Cash Income. (3) Non-wholly owned represents investments not 100% owned by Realty Income. (4) For the nine months ended September 30, 2025, includes an investment in a loan for a development project. (5) For the three months ended September 30, 2025, includes investments in senior secured notes issued by existing clients. For the nine months ended September 30, 2025, includes two mortgage loans in addition to those senior secured notes. (6) Represents approximate percentage of annualized cash income generated by investments from Investment Grade Clients at the date of acquisition. Please see the Glossary for our definition of Investment Grade Clients.

Q3 2025 Supplemental Operating & Financial Data 27 Number of Properties Net Book Value ($) Net Sales Proceeds ($) Net Cash Capitalization Rate(1) (2) (%) Q3 2025 Occupied 34 72,123 88,703 6.3 Vacant 106 93,562 126,089 Total real estate dispositions 140 165,685 214,792 YTD 2025 Occupied 49 112,260 134,445 6.9 Vacant 219 201,736 289,761 Total real estate dispositions 268 313,996 424,206 Disposition Summary (USD in thousands) Net Sales Proceeds from Dispositions $249,461 $138,085 $92,573 $116,841 $214,792 Occupied Vacant Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 (1) Net Cash Capitalization Rate is a supplemental operating measure. Please see the Glossary for our definition of this metric. (2) Excludes properties sold as a result of eminent domain activities. Table of Contents ↪ 59% 41%86% 14% 69% 31% 36% 64% 35% 65% Vacant Occupied Current quarter V cant Current quarter Occupied

Development Activity

(USD in thousands)

Retail

	Q3 2025 Investment[1]	Q3 2025 Placed in Service	YTD 2025 Investment[1]	YTD 2025 Placed in Service	Ending CIP[2] as of 9/30/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 68,627	$ 106,500	$ 176,601	$ 276,834	$ 14,620	$ 108,423	$ 123,043
Development of existing properties	1,883	6,537	7,972	13,153	1,646	25,291	26,937
Total	**$ 70,510**	**$ 113,037**	**$ 184,573**	**$ 289,987**	**$ 16,266**	**$ 133,714**	**$ 149,980**
Estimated Weighted Average Cash Yield		**7.4 %**		**7.4 %**	**7.4 %**		**7.6 %**
Estimated Weighted Average Completion Date					**Q4 2025**		**Q2 2026**

Non-Retail

	Q3 2025 Investment[1]	Q3 2025 Placed in Service	YTD 2025 Investment[1]	YTD 2025 Placed in Service	Ending CIP[2] as of 9/30/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 78,498	$ 172,651	$ 188,024	$ 317,137	$ 155,681	$ 662,793	$ 818,474
Development of existing properties	—	—	—	—	—	—	—
Total	**$ 78,498**	**$ 172,651**	**$ 188,024**	**$ 317,137**	**$ 155,681**	**$ 662,793**	**$ 818,474**
Estimated Weighted Average Cash Yield		**7.4 %**		**7.5 %**	**7.5 %**		**7.1 %**
Estimated Weighted Average Completion Date					**Q2 2026**		**Q3 2026**

Total

	Q3 2025 Investment[1]	Q3 2025 Placed in Service	YTD 2025 Investment[1]	YTD 2025 Placed in Service	Ending CIP[2] as of 9/30/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 147,125	$ 279,151	$ 364,625	$ 593,971	$ 170,301	$ 771,216	$ 941,517
Development of existing properties	1,883	6,537	7,972	13,153	1,646	25,291	26,937
Total	**$ 149,008**	**$ 285,688**	**$ 372,597**	**$ 607,124**	**$ 171,947**	**$ 796,507**	**$ 968,454**
Estimated Weighted Average Cash Yield		**7.4 %**		**7.5 %**	**7.5 %**		**7.2 %**
Estimated Weighted Average Completion Date					**Q2 2026**		**Q2 2026**

(1) Capitalized interest was $3.7 million and $12.4 million for the three and nine months ended September 30, 2025, respectively.

(2) CIP is defined as construction in progress.

(3) Includes build-to-suit developments and take-outs on development properties.

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 28

Table of Contents ↪

Client Diversification

OUR TOP 20 CLIENTS

Our 20 largest clients based on percentage of Annualized Base Rent, which does not give effect to deferred rent or interest earned on loans and preferred equity investments, as of September 30, 2025, include the following:

Ranking	Client	Number of Leases	Percentage of Annualized Base Rent[1] (%)	Investment Grade Ratings (S&P/ Moody's/Fitch)
1	7-Eleven	807	3.3	A- / Baa2 / -
2	Dollar General	1,788	3.2	BBB / Baa3 / -
3	Walgreens	402	3.1	—
4	Family Dollar	1,258	2.7	—
5	Life Time Fitness	42	2.2	—
6	EG Group	414	2.0	—
7	Wynn Resorts	1	2.0	—
8	(B&Q) Kingfisher	69	2.0	BBB / - / BBB
9	FedEx	81	1.8	BBB/ Baa2/ -
10	Asda	41	1.7	—
11	Sainsbury's	39	1.5	BBB / Baa3 / -
12	BJ's Wholesale Club	45	1.5	—
13	Tesco	28	1.4	BBB / Baa3 / BBB
14	Tractor Supply	242	1.4	BBB / Baa1 / -
15	CVS Pharmacy	209	1.2	BBB / Baa3 / BBB
16	MGM (Bellagio)[2]	1	1.1	—
17	LA Fitness	63	1.1	—
18	Home Depot	41	1.1	A / A2 / A
19	AMC Theatres	39	1.0	—
20	Walmart / Sam's Club	62	1.0	AA / Aa2 / AA
		5,672	**36.2**	

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total. Please see the Glossary for our definition of Annualized Base Rent.

(2) Represents our Pro-Rata Share of the Annualized Base Rent of the unconsolidated joint venture.

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Q3 2025 Supplemental Operating & Financial Data 30 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 Number of Investment Grade Leases 5,255 6,464 6,499 6,355 6,384 Percentage of Annualized Base Rent from Investment Grade Clients(1)(2) 31.5% 33.9% 34.3% 32.4% 32.1 % Investment Grade Clients(1) 24.7% Investment Grade, Retail 55.1% Non-Investment Grade or Non-Rated, Retail 13.4% Non-Investment Grade or Non-Rated, Non-Retail 6.8% Investment Grade, Non-Retail (1) Please see the Glossary for our definition of Investment Grade Clients. (2) Please see the Glossary for our definition of Annualized Base Rent. Table of Contents ↪ Annualized Base Rent(2) as of September 30, 2025

Q3 2025 Supplemental Operating & Financial Data 31 As of September 30, 2025 December 31, 2024 (%) (%) Grocery 10.8 10.1 Convenience Stores 9.7 10.2 Home Improvement 6.4 6.0 Dollar Stores 6.2 6.4 Restaurants-Quick Service 4.8 4.9 Health and Fitness 4.5 4.3 Drug Stores 4.4 4.7 Automotive Service 4.3 4.5 Restaurants-Casual Dining 3.7 4.0 General Merchandise 3.5 3.2 Gaming 3.1 3.2 Home Furnishings 3.0 2.8 Health Care 2.7 2.7 Sporting Goods 2.4 2.3 Apparel Stores 2.3 2.2 Transportation Services 2.3 2.3 Wholesale Clubs 2.2 2.3 Theaters 2.0 2.1 Entertainment 1.9 1.8 Motor Vehicle Dealerships 1.8 1.8 (1) Please see the Glossary for our definition of Annualized Base Rent. Top 20 Industries PERCENTAGE OF TOTAL PORTFOLIO ANNUALIZED BASE RENT(1) Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 32 Geographic Diversification(1) As of September 30, 2025 (1) Based on Annualized Base Rent ("ABR"). Please see the Glossary for our definition of Annualized Base Rent. PRESENCE IN ALL 50 U.S. STATES, THE U.K., AND SEVEN OTHER COUNTRIES IN EUROPE MIDWEST 4,031 Properties 21.0% Total ABR MID-ATLANTIC SOUTHWEST 2,920 Properties 13.6% Total ABR 1,475 Properties SOUTHEAST 4,092 Properties 18.1% Total ABR CONTINENTAL EUROPE 205 Properties 3.8% Total ABR NORTHEAST 1,038 Properties 9.5% Total ABR 7.6% Total ABR PACIFIC SOUTHWEST 1,180 Properties 10.9% Total ABR PACIFIC NORTHWEST 234 Properties 1.6% Total ABR UNITED KINGDOM 367 Properties 13.9% Total ABR Table of Contents ↪

Property Type Composition

(USD and square footage in thousands)

Property Type	Number of Properties	Leasable Square Feet[1]	Annualized Base Rent as of September 30, 2025[2] ($)	Percentage of Annualized Base Rent as of September 30, 2025[2] (%)	Percentage of Annualized Base Rent from Investment Grade Clients[3] (%)
Retail	14,899	218,413	4,161,768	79.8	30.9
Industrial	573	121,516	767,750	14.7	41.4
Gaming	2	5,053	162,635	3.1	—
Other[4]	68	4,177	124,447	2.4	31.4
Total	**15,542**	**349,159**	**5,216,600**	**100.0**	**31.5**

(1) Represents leasable building square footage and includes our portfolio of unconsolidated joint ventures based on ownership percentage. Excludes 2,962 acres of leased land categorized as agriculture as of September 30, 2025.

(2) Please see the Glossary for our definition of Annualized Base Rent.

(3) Please see the Glossary for our definition of Investment Grade Clients.

(4) "Other" primarily includes 27 properties classified as agriculture with $35.3 million in Annualized Base Rent, 14 properties classified as office with $33.3 million in Annualized Base Rent, 21 properties classified as country clubs with $27.2 million in Annualized Base Rent, and three properties classified as data centers with $24.6 million in Annualized Base Rent, as well as one land parcel under development.


2.4%
Other
3.1%
Gaming
14.7%
Industrial
Annualized Base Rent(2) as of September 30, 2025
79.8%
Retail

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Table of Contents

Same Store Rental Revenue[1][2]

(USD in thousands)

Q3 2025

Same Store Rental Revenue		
Number of properties		14,482
Q3 2025	$	1,162,326
Q3 2024	$	1,146,892
$ change	$	15,434
% change		1.3 %

Top 3 Industries Contributing to the Change[3]

	Three months ended September 30,					
		2025		2024		
Industry		($)		($)	$ Change	% Change
Grocery	$	126,663	$	124,348	2,315	1.9
Theaters		27,592		26,213	1,379	5.3
Convenience Stores		107,648		106,402	1,246	1.2

YTD 2025

Same Store Rental Revenue		
Number of properties		14,482
YTD 2025	$	3,477,268
YTD 2024	$	3,432,682
$ change	$	44,586
% change		1.3 %

	Nine months ended September 30,					
		2025		2024		
Industry		($)		($)	$ Change	% Change
Grocery	$	378,343	$	371,088	7,255	2.0
Convenience Stores		321,759		317,161	4,598	1.4
Theaters		81,801		77,732	4,069	5.2

For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of September 30, 2025.

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. None of the properties in Poland and Netherlands met our Same Store Pool definition for the period presented. Beginning with the second quarter of 2024, properties acquired through the merger with Spirit were considered under each element of our Same Store Pool criteria, except for the requirement that the property be owned for the full comparative period. If the property was owned by Spirit or us for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

(2) Same Store Rental Revenue includes our pro-rata share of rental revenue from properties owned by unconsolidated joint ventures, as well as amounts attributable to noncontrolling interest based on their respective ownership percentages.

(3) Top 3 industry contributors are based on absolute value of net change period over period.

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Table of Contents

Same Store Rental Revenue[1] (Continued)

(USD in thousands)

SAME STORE RENTAL REVENUE BY PROPERTY TYPE

	Three months ended September 30,				Nine months ended September 30,			
	2025	2024			2025	2024		
Property Type	($)	($)	$ Change	% Change	($)	($)	$ Change	% Change
Retail	925,973	915,383	10,590	1.2	2,771,121	2,740,288	30,833	1.1
Industrial	177,892	173,948	3,944	2.3	530,551	520,314	10,237	2.0
Gaming	40,659	39,924	735	1.8	121,976	119,771	2,205	1.8
Other [2]	17,802	17,637	165	0.9	53,620	52,309	1,311	2.5
Total	**1,162,326**	**1,146,892**	**15,434**	**1.3**	**3,477,268**	**3,432,682**	**44,586**	**1.3**

RECONCILIATION OF SAME STORE RENTAL REVENUE TO RENTAL REVENUE (INCLUDING REIMBURSEMENTS)

	Three months ended September 30,		Nine months ended September 30,	
	2025	2024	2025	2024
	($)	($)	($)	($)
Rental revenue (including reimbursements)	1,386,502	1,271,153	4,037,747	3,764,050
Constant currency adjustment[3]	241	7,019	27,152	29,354
Straight-line rent and other non-cash adjustments	(8,754)	(7,507)	(19,199)	(18,201)
Contractually obligated reimbursements by our clients	(85,980)	(77,136)	(266,386)	(235,307)
Revenue from excluded properties[1]	(128,281)	(74,186)	(342,323)	(196,784)
Other excluded revenue[4]	(28,516)	170	(38,494)	(15,890)
Add: Spirit rental revenue[5]	—	—	—	48,560
Revenue from unconsolidated entities[6]	28,707	28,961	83,577	61,714
Revenue attributable to noncontrolling interests[7]	(1,593)	(1,582)	(4,806)	(4,814)
Same Store Rental Revenue	**1,162,326**	**1,146,892**	**3,477,268**	**3,432,682**

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. Beginning with the second quarter of 2024, properties acquired through the merger with Spirit were considered under each element of our Same Store Pool criteria, except for the requirement that the property be owned for the full comparative period. If the property was owned by Spirit or us for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

(2) "Other" includes properties classified as agriculture, office, and data center.

(3) For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of September 30, 2025.

(4) "Other excluded revenue" primarily consists of reimbursements related to lease termination fees and other settlement income.

(5) Amounts for the nine months ended September 30, 2024 represent rental revenue from Spirit properties, which were not included in our financial statements prior to the close of the merger with Spirit on January 23, 2024.

(6) Represents our Pro-Rata Share of rental revenue from properties owned by unconsolidated joint ventures.

(7) Represents the portion of rental revenue attributable to noncontrolling interest based on their pro-rata ownership.

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Q3 2025 Supplemental Operating & Financial Data 36 Q3 2025 Re-leased to Same Client Re-leased to New Client Re-leasing Totals Prior cash rents $ 61,211 $ 7,077 $ 68,288 New cash rents* $ 63,672 $ 6,973 $ 70,645 Recapture rate 104.0% 98.5% 103.5 % Number of leases 248 36 284 Average months vacant — 5.7 0.7 Lease incentives(1) $ 676 $ 342 $ 1,018 * Percentage of Total Portfolio Annualized Base Rent(2) 1.4% YTD 2025 Re-leased to Same Client Re-leased to New Client Re-leasing Totals Prior cash rents $ 191,957 $ 14,446 $ 206,403 New cash rents* $ 195,372 $ 18,325 $ 213,697 Recapture rate 101.8% 126.9% 103.5 % Number of leases 749 75 824 Average months vacant — 5.5 0.5 Lease incentives (1) $ 3,144 $ 716 $ 3,860 * Percentage of Total Portfolio Annualized Base Rent(2) 4.1 % Leasing Activity (dollars in thousands) Allocation Based on Number of Leases 87% Same Client 13% New Client Allocation Based on Number of Leases 9% New Client 91% Same Client (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property. (2) Please see the Glossary for our definition of Annualized Base Rent. Table of Contents ↪

Lease Expirations

(USD in thousands)

OUR LEASES HAVE A WEIGHTED AVERAGE REMAINING LEASE TERM OF APPROXIMATELY 8.9 YEARS (ASSUMING NO EXERCISE OF LEASE OPTIONS).

Total Portfolio(1)(2)

	Expiring Leases		Annualized Base Rent as of September 30, 2025(3)	Percentage of Annualized Base Rent(3)
Year	Retail	Non-Retail	($)	(%)
2025	234	5	42,930	0.8
2026	856	41	197,360	3.8
2027	1,627	56	375,876	7.2
2028	1,776	73	421,071	8.2
2029	1,881	48	456,032	8.7
2030	1,278	48	375,726	7.2
2031	881	61	378,108	7.2
2032	1,136	49	324,484	6.2
2033	1,033	27	325,811	6.2
2034	806	34	353,148	6.9
2035	653	24	205,688	3.9
2036	624	25	208,698	4.0
2037	543	23	157,454	3.0
2038	391	24	151,226	2.9
2039	519	7	148,225	2.8
2040-2143	2,098	128	1,094,763	21.0
Total	**16,336**	**673**	**5,216,600**	**100.0**

(1) This table sets forth the timing of remaining lease term expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to Annualized Base Rent as of September 30, 2025. Leases on our multi-client properties are counted separately in the table above.

(2) Of the 17,009 in-place leases in the portfolio, 13,760, or 80.9% were under leases that provide for increases in rents through: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

(3) Please see the Glossary for our definition of Annualized Base Rent.

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Q3 2025 Supplemental Operating & Financial Data 37

Table of Contents

Earnings Guidance

Summarized below are approximate estimates of the key components of our 2025 earnings guidance:

	Revised 2025 Guidance	Prior 2025 Guidance[1]	YTD Actuals at September 30, 2025
Net income per share[2]	$1.27 - $1.29	$1.29 - $1.33	$0.84
Real estate depreciation per share	$2.71	$2.72	$2.09
Other adjustments per share[3]	$0.27	$0.23	$0.26
AFFO per share[4]	$4.25 - $4.27	$4.24 - $4.28	$3.19
Same store rent growth	Approx 1.0%	Approx 1.0%	1.3%
Occupancy	Approx 98.5%	Over 98%	98.7%
Cash G&A expenses (% of total revenue)[5][6]	3.1% - 3.3%	Approx 3.0%	3.2%
Property expenses (non-reimburseable) (% of total revenue)[5]	Approx 1.5%	1.4% - 1.7%	1.6%
Income tax expenses	$80 - $90 million	$80 - $90 million	$64 million
Investment volume	Approx $5.5 billion	Approx $5.0 billion	$3.9 billion

(1) As issued on August 6, 2025.

(2) Net income per share excludes future impairment and foreign currency or derivative gains or losses due to the inherent unpredictability of forecasting these items.

(3) Includes net adjustments for gains or losses on sales of properties, impairments, and merger, transaction, and other non-recurring costs.

(4) AFFO per share excludes merger, transaction, and other costs, net.

(5) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs. Total revenue excludes client reimbursements.

(6) G&A expenses inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 3.5% - 3.8% in 2025.

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Table of Contents

Analyst Coverage

EQUITY RESEARCH

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Jana Galan	jana.galan@bofa.com	(646) 855-5042
Barclays	Richard Hightower	richard.hightower@barclays.com	(212) 526-8768
BMO Capital Markets	Eric Borden	eric.borden@bmo.com	(347) 213-9706
BNP Paribas Exane	Nate Crossett	nate.crossett@exanebnpparibas.com	(646) 725-3716
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Cantor	Richard Anderson	richard.anderson@cantor.com	(920) 441-6927
Citigroup	Smedes Rose	smedes.rose@citi.com	(212) 816-6243
Deutsche Bank	Omotayo Okusanya	omotayo.okusanya@db.com	(212) 250-9284
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Evercore ISI	James Kammert	james.kammert@evercoreisi.com	(312) 705-4233
Green Street	Spenser Glimcher	sglimcher@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
KeyBanc	Upal Rana	upal.rana@key.com	(917) 368-2316
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 296-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wells Fargo	John Kilichowski	john.kilichowski@wellsfargo.com	(212) 214-5311
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

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Q3 2025 Supplemental Operating & Financial Data 39
Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 40 Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established an EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gain and loss and merger, transaction, and other costs, net. We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, (ii) income taxes, (iii) depreciation and amortization, (iv) provisions for impairment, (v) merger, transaction, and other costs, net, (vi) gain on sales of real estate, (vii) foreign currency and derivative gain and loss, net, and (viii) our proportionate share of adjustments from unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, gain on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non-cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operational cash generating capacity of a company prior to servicing debt obligations. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted EBITDA Margin, a non-GAAP financial measure, is defined as Adjusted EBITDAre before (i) our proportionate share of adjustments and equity in earnings from unconsolidated entities, (ii) gains and losses on extinguishment of debt, and (iii) other income, net, expressed as a percentage of total revenue (excluding reimbursements). We believe Adjusted EBITDA Margin provides useful information to investors on the effectiveness of our operations and underlying business trends. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies used by the investment community. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by annualizing Adjusted EBITDAre. Annualized Base Rent of our acquisitions and properties under development is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent, interest income on loans and preferred equity investments, and including our pro rata share of such revenues from properties owned by unconsolidated joint ventures. We believe total annualized base rent is a useful supplemental operating measure, as it excludes entities that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total annualized base rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre, which includes transaction accounting adjustments in accordance with U.S. GAAP, adjusted to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See "Adjusted EBITDAre & Coverage Ratios" page for further information regarding our debt covenants. Glossary Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 41 Cash Income represents expected rent for real estate acquisitions as well as rent to be received upon completion of the properties under development. For unconsolidated entities, this represents our pro rata share of the cash income. For loans receivable and preferred equity investments, this represents earned interest income and preferred dividend income, respectively. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gain on property sales. Presentation of the information regarding FFO and AFFO (described on the "FFO and Normalized FFO" and "AFFO" pages) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility. Gross Asset Value is total assets before accumulated depreciation and amortization. Initial Weighted Average Cash Yield for acquisitions and properties under development is computed as cash income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us), and includes our pro-rata share of cash income from unconsolidated joint ventures. Initial weighted average cash yield for loans receivable is computed using the cash income for the first twelve months following the acquisition date, divided by the total cost of the investment. Investment Grade Clients are our clients, our clients that are subsidiaries or affiliates of companies, and credit investments secured with a real estate property leased to a tenant, that as of the balance sheet date, have a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, less cash and cash equivalents), divided by Annualized Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. Net Debt and Preferred Stock/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, plus preferred stock, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. We utilize net debt plus preferred stock in certain periods, as applicable. In September 2024, we redeemed all 6.9 million shares of Realty Income Series A Preferred Stock outstanding. Glossary (Continued) Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 42 Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger, transaction, and other costs, net. Pro-Rata Share represents our proportionate economic ownership of our joint ventures, which is derived by applying our economic ownership percentage of each such joint venture to calculate our proportionate share of the relevant line item information being presented as of the end of the applicable period being presented, and aggregating that information for all such joint ventures. We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our joint ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interest, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the joint venture. We do not control the unconsolidated joint ventures in which we are invested for purposes of GAAP and do not represent legal claim to such items. The operating agreements of the joint ventures may contain provisions that would cause us to receive a different economic percentage of distributions from the joint venture under certain circumstances, such as the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Similarly, upon a liquidation of any such joint venture, subject to the applicable terms of the operating agreement of such joint venture, we generally would be entitled to the applicable percentage of residual cash or other assets that remain only after repayment of all liabilities, priority distributions, and initial equity contributions. In addition, the economic interests in any joint venture may be different than our other legal interests or rights in such joint venture. We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our joint ventures when read in conjunction with our reported results under GAAP. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Due to these limitations, the non-GAAP pro-rata financial information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. We present same store rental revenue on a pro rata basis to account for our share of same store rental revenue related to unconsolidated and consolidated joint ventures. For purposes of comparability, we calculate our pro rata share using our ownership percentage as of September 30, 2025 to same store rental revenue throughout the three and nine month periods in both 2024 and 2025. Total Operational Return is defined as the sum of AFFO per share growth and dividend yield for the period (using the prior year ending stock price). Glossary (Continued) Table of Contents ↪

Appendix

(USD in thousands) (unaudited)

RECONCILIATION OF NET DEBT TO ANNUALIZED PRO FORMA ADJUSTED EBITDAre[1]

	Three months ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	($)	($)	($)	($)	($)
Net income	317,674	199,011	251,462	201,350	271,124
Interest	294,482	283,824	268,374	268,149	261,261
Income taxes	23,824	24,065	15,657	20,102	15,355
Depreciation and amortization	631,981	647,849	608,935	606,671	602,339
Provisions for impairment	86,972	143,363	116,589	142,966	96,920
Merger, transaction, and other costs, net	13,343	331	279	(9,176)	8,610
Gain on sales of real estate	(49,107)	(38,566)	(22,537)	(24,985)	(50,563)
Foreign currency and derivative loss (gain), net	2,818	4,388	2,545	(535)	1,672
Proportionate share of adjustments from unconsolidated entities	19,692	19,774	19,488	18,991	20,340
Quarterly Adjusted EBITDAre	**1,341,679**	**1,284,039**	**1,260,792**	**1,223,533**	**1,227,058**
Annualized Adjusted EBITDAre	5,366,716	5,136,156	5,043,168	4,894,132	4,908,232
Annualized Pro Forma Adjustments[2]	17,724	56,842	78,683	79,143	29,347
Annualized Pro Forma Adjusted EBITDAre	**5,384,440**	**5,192,998**	**5,121,851**	**4,973,275**	**4,937,579**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts	28,678,459	28,665,619	27,296,346	26,510,798	26,437,045
Proportionate share of unconsolidated entities debt, excluding deferred financing costs	659,190	659,190	659,190	659,190	659,190
Less: Cash and cash equivalents	(417,173)	(800,447)	(319,007)	(444,962)	(396,956)
Net Debt	28,920,476	28,524,362	27,636,529	26,725,026	26,699,279
Net Debt to Annualized Pro Forma Adjusted EBITDAre	**5.4 x**	**5.5 x**	**5.4 x**	**5.4 x**	**5.4 x**

(1) Adjusted EBITDAre, Annualized Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, and Annualized Pro Forma Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized Pro Forma Adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes.

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 43

Table of Contents ↪

Appendix (Continued)

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported AFFO.

	Three months ended				
	September 30, 2025 ($)	June 30, 2025 ($)	March 31, 2025 ($)	December 31, 2024 ($)	September 30, 2024 ($)
Net income available to common stockholders	315,771	196,919	249,815	199,612	261,781
Cumulative adjustments to calculate Normalized FFO[2]	678,622	759,160	688,119	689,129	601,755
Normalized FFO available to common stockholders	**994,393**	**956,079**	**937,934**	**888,741**	**863,536**
Debt-related non-cash items:					
Amortization of net debt discounts and deferred financing costs	9,138	8,257	6,633	5,500	4,861
Amortization of acquired interest rate swap value[3]	2,251	3,555	3,711	3,710	3,711
Capital expenditures from operating properties:					
Leasing costs and commissions	(1,754)	(1,985)	(880)	(2,661)	(2,841)
Recurring capital expenditures	(42)	(221)	(19)	(199)	(151)
Other non-cash items:					
Non-cash change in allowance for credit losses	11,581	1,109	19,171	32,486	63,769
Amortization of share-based compensation	7,719	8,110	5,899	9,821	6,401
Straight-line rent and expenses, net	(43,474)	(30,226)	(43,812)	(35,510)	(43,930)
Amortization of above and below-market leases, net	10,462	6,287	15,326	14,817	12,973
Deferred tax expense (benefit)	3,829	413	(104)	3,552	—
Proportionate share of adjustments for unconsolidated entities	(650)	(1,678)	37	(308)	(2,152)
Excess of redemption value over carrying value of preferred shares redeemed	—	—	—	—	5,116
Other adjustments[4]	(1,465)	(2,209)	5,820	1,971	4,279
AFFO available to common stockholders	**991,988**	**947,491**	**949,716**	**921,920**	**915,572**
AFFO allocable to dilutive noncontrolling interests	2,331	2,401	2,401	2,186	1,467
Diluted AFFO	**994,319**	**949,892**	**952,117**	**924,106**	**917,039**
AFFO per common share (Diluted)	**1.08**	**1.05**	**1.06**	**1.05**	**1.05**
Weighted average number of common shares used for Diluted AFFO	**917,869**	**906,398**	**895,033**	**879,649**	**873,974**

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(2) Refer to the "FFO and Normalized FFO" page for the reconciling items for Normalized FFO for the three months ended September 30, 2025 and September 30, 2024.

(3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit.

(4) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 44

Table of Contents

Appendix (Continued)*

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

	Years ended				
	December 31, 2024 ($)	December 31, 2023 ($)	December 31, 2022 ($)	December 31, 2021 ($)	December 31, 2020 ($)
Net income available to common stockholders	847,893	872,309	869,408	359,456	395,486
Cumulative adjustments to calculate Normalized FFO[2]	2,716,058	1,964,293	1,616,382	1,048,537	746,633
Normalized FFO available to common stockholders	**3,563,951**	**2,836,602**	**2,485,790**	**1,407,993**	**1,142,119**
Debt-related non-cash items:					
Amortization of net debt discounts (premiums) and deferred financing costs	15,361	(44,568)	(67,150)	(6,182)	3,710
Amortization of acquired interest rate swap value[3]	13,935	—	—	—	—
(Gain) loss on extinguishment of debt	—	—	(367)	97,178	9,819
Capital expenditures from operating properties:					
Leasing costs and commissions	(8,558)	(9,878)	(5,236)	(6,201)	(1,859)
Recurring capital expenditures	(402)	(331)	(587)	(1,202)	(198)
Other non-cash items:					
Non-cash change in allowance for credit losses	106,801	4,874	—	—	—
Amortization of share-based compensation	32,741	26,227	21,617	16,234	14,727
Straight-line rent and expenses, net	(171,887)	(141,130)	(120,252)	(61,350)	(26,502)
Amortization of above and below-market leases, net	55,870	79,101	63,243	37,970	22,940
Deferred tax expense	3,552	—	—	—	—
Proportionate share of adjustments for unconsolidated entities	(2,078)	932	(4,239)	(1,948)	—
Executive severance charge	—	—	—	—	3,463
Excess of redemption value over carrying value of preferred shares redeemed	5,116	—	—	—	—
Other adjustments[4]	7,035	23,041	28,540	6,261	4,407
AFFO available to common stockholders	**3,621,437**	**2,774,870**	**2,401,359**	**1,488,753**	**1,172,626**
AFFO allocable to dilutive noncontrolling interests	6,599	5,540	4,033	1,619	1,438
Diluted AFFO	**3,628,036**	**2,780,410**	**2,405,392**	**1,490,372**	**1,174,064**
AFFO per common share (Diluted)	**4.19**	**4.00**	**3.92**	**3.59**	**3.39**
Weighted average number of common shares used for Diluted AFFO	**865,842**	**694,819**	**613,473**	**415,270**	**345,878**
Year-Over-Year Growth Rate	**4.8 %**	**2.0 %**	**9.2 %**	**5.9 %**	**N/A**

* Refer to the next page for footnotes.

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 45

Table of Contents ↪

Q3 2025 Supplemental Operating & Financial Data 46 Table of Contents ↪ Appendix (Continued) (USD and shares in thousands, except per share amounts) (unaudited) (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Refer to the reconciling items for Normalized FFO presented on the "FFO and Normalized FFO" page. (3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit. (4) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

Q3 2025 Supplemental Operating & Financial Data 47 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Nine months ended Years ended September 30, 2025 December 31, 2024 December 31, 2023 December 31, 2022 December 31, 2021 ($) ($) ($) ($) ($) Net income 768,147 867,341 876,914 872,416 360,747 Interest 846,680 1,016,955 730,423 465,223 323,644 Income taxes 63,546 66,601 52,021 45,183 31,657 Depreciation and amortization 1,888,765 2,395,644 1,895,177 1,670,389 897,835 Provisions for impairment 346,924 425,833 87,082 25,860 38,967 Merger, transaction, and other costs, net 13,953 96,292 14,464 13,897 167,413 Gain on sales of real estate (110,210) (117,275) (25,667) (102,957) (55,798) Foreign currency and derivative loss (gain), net 9,751 (3,420) 13,414 13,311 (710) (Gain) loss on extinguishment of debt — — — (367) 97,178 Other income, net (24,551) (23,606) (23,789) (30,511) (9,949) Equity in (earnings) losses of unconsolidated entities (10,706) (7,793) (2,546) 6,448 (1,106) Adjusted EBITDA 3,792,299 4,716,572 3,617,493 2,978,892 1,849,878 Total Revenue Rental revenue (including reimbursements) 4,037,747 5,043,748 3,958,150 3,299,657 2,064,958 Rental revenue (reimbursements) 257,319 303,088 274,201 184,685 104,851 Rental revenue (excluding reimbursements) 3,780,428 4,740,660 3,683,949 3,114,972 1,960,107 Other revenue 223,688 227,394 120,843 44,024 15,505 Total revenue (excluding reimbursements) 4,004,116 4,968,054 3,804,792 3,158,996 1,975,612 Adjusted EBITDA Margin 94.7% 94.9% 95.1% 94.3% 93.6 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Please see the Glossary for definitions and an explanation of how we utilize these metrics.

Q3 2025 Supplemental Operating & Financial Data 48 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 ($) ($) ($) ($) ($) Net income 317,674 199,011 251,462 201,350 271,124 Interest 294,482 283,824 268,374 268,149 261,261 Income taxes 23,824 24,065 15,657 20,102 15,355 Depreciation and amortization 631,981 647,849 608,935 606,671 602,339 Provisions for impairment 86,972 143,363 116,589 142,966 96,920 Merger, transaction, and other costs, net 13,343 331 279 (9,176) 8,610 Gain on sales of real estate (49,107) (38,566) (22,537) (24,985) (50,563) Foreign currency and derivative loss (gain), net 2,818 4,388 2,545 (535) 1,672 Other income, net (10,015) (7,369) (7,167) (7,313) (4,739) Equity in earnings of unconsolidated entities (3,080) (3,269) (4,357) (2,353) (5,087) Adjusted EBITDA 1,308,892 1,253,627 1,229,780 1,194,876 1,196,892 Total Revenue Rental revenue (including reimbursements) 1,386,502 1,338,188 1,313,057 1,279,698 1,271,153 Rental revenue (reimbursements) 82,517 87,424 87,378 75,505 74,300 Rental revenue (excluding reimbursements) 1,303,985 1,250,764 1,225,679 1,204,193 1,196,853 Other revenue 84,050 72,190 67,448 60,601 59,762 Total revenue (excluding reimbursements) 1,388,035 1,322,954 1,293,127 1,264,794 1,256,615 Adjusted EBITDA Margin 94.3% 94.8% 95.1% 94.5% 95.2 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

Q3 2025 Supplemental Operating & Financial Data 49 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 ($) ($) ($) ($) Net income 260,968 133,899 219,762 233,877 Interest 246,931 240,614 208,313 184,121 Income taxes 15,642 15,502 15,803 11,336 Depreciation and amortization 605,570 581,064 475,856 495,566 Provisions for impairment 96,458 89,489 27,281 16,808 Merger, transaction, and other costs, net 2,754 94,104 9,932 2,884 Gain on sales of real estate (25,153) (16,574) (5,992) (7,572) Foreign currency and derivative loss (gain), net (511) (4,046) 18,371 2,813 Other income, net (6,108) (5,446) (10,804) (7,235) Equity in (earnings) losses of unconsolidated entities (2,029) 1,676 (2,135) — Adjusted EBITDA 1,194,522 1,130,282 956,387 932,598 Total Revenue Rental revenue (including reimbursements) 1,284,728 1,208,169 1,028,710 1,008,862 Rental revenue (reimbursements) 80,568 72,715 65,570 61,313 Rental revenue (excluding reimbursements) 1,204,160 1,135,454 963,140 947,549 Other revenue 54,715 52,316 47,575 30,242 Total revenue (excluding reimbursements) 1,258,875 1,187,770 1,010,715 977,791 Adjusted EBITDA Margin 94.9% 95.2% 94.6% 95.4 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF CASH G&A[1] MARGIN

	Three months ended			
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	($)	($)	($)	($)
General and administrative	55,039	49,329	44,044	49,114
Share-based compensation	7,719	8,110	5,899	9,821
Cash G&A[1] expenses	47,320	41,219	38,145	39,293
Total revenue (excluding reimbursements)	1,388,035	1,322,954	1,293,127	1,264,794
Cash G&A[1] margin (G&A as % of total revenue)[2]	**3.4 %**	**3.1 %**	**2.9 %**	**3.1 %**

	Three months ended				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	($)	($)	($)	($)	($)
General and administrative	41,869	45,070	40,842	38,015	35,525
Share-based compensation	6,401	7,267	9,252	6,073	6,231
Cash G&A[1] expenses	35,468	37,803	31,590	31,942	29,294
Total revenue (excluding reimbursements)	1,256,615	1,258,875	1,187,770	1,010,715	977,791
Cash G&A[1] margin (G&A as % of total revenue)[2]	**2.8 %**	**3.0 %**	**2.7 %**	**3.2 %**	**3.0 %**

	Nine months ended	Years ended			
	September 30, 2025	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
	($)	($)	($)	($)	($)
General and administrative	148,412	176,895	144,536	138,459	96,980
Share-based compensation	21,728	32,741	26,227	21,617	16,234
Cash G&A[1] expenses	126,684	144,154	118,309	116,842	80,746
Total revenue (excluding reimbursements)	4,004,116	4,968,054	3,804,792	3,158,996	1,979,129
Cash G&A[1] margin (G&A as % of total revenue)[2]	**3.2 %**	**2.9 %**	**3.1 %**	**3.7 %**	**4.1 %**

(1) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(2) Total revenue excluding client reimbursements.

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 50

Table of Contents ↪

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF PROPERTY EXPENSES (NON-REIMBURSEMENTS)(% OF TOTAL REVENUE)[1]

	Three months ended			
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	($)	($)	($)	($)
Property (including reimbursements)	106,621	107,422	106,681	96,309
Tenant reimbursements	82,517	87,424	87,378	75,457
Property (excluding reimbursements)	24,104	19,998	19,303	20,852
Total revenue (excluding reimbursements)	1,388,035	1,322,954	1,293,127	1,264,794
Property expenses (non-reimbursements)(% of total revenue)[1]	**1.7 %**	**1.5 %**	**1.5 %**	**1.6 %**

	Three months ended				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	($)	($)	($)	($)	($)
Property (including reimbursements)	92,154	99,851	89,361	81,883	70,981
Tenant reimbursements	74,348	80,568	72,715	65,570	61,313
Property (excluding reimbursements)	17,806	19,283	16,646	16,313	9,668
Total revenue (excluding reimbursements)	1,256,615	1,258,875	1,187,770	1,010,715	977,791
Property expenses (non-reimbursements)(% of total revenue)[1]	**1.4 %**	**1.5 %**	**1.4 %**	**1.6 %**	**1.0 %**

	Nine months ended	Years ended			
	September 30, 2025	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
	($)	($)	($)	($)	($)
Property (including reimbursements)	320,724	377,675	316,964	226,330	133,605
Tenant reimbursements	257,319	303,088	274,201	184,685	104,851
Property (excluding reimbursements)	63,405	74,587	42,763	41,645	28,754
Total revenue (excluding reimbursements)	4,004,116	4,968,054	3,804,792	3,158,996	1,979,129
Property expenses (non-reimbursements)(% of total revenue)[1]	**1.6 %**	**1.5 %**	**1.1 %**	**1.3 %**	**1.5 %**

(1) Total revenue excluding client reimbursements.

REALTY INCOME

Q3 2025 Supplemental Operating & Financial Data 51

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